Exhibit 2a- Certificate of Incorporation

STATE ofDELAWARE CERTIFICATE oj'INCORPORATION A STOCK CORPORATION

ARTICLE I.

The name of this Corporation is VIVA CONSULTING GROUP INC.

ARTICLE H.

Its registered office in the State of Delaware  is to be located at 2035 Sunset Lake Rd, Suite B-2, Newark, DE 19702. The county of the registered  office is New Castle. The registered agent in charge thereof  is LEGALTNC CORPORATE  SERVICES INC. .
ARTICLE III.

The total mm1ber of shares  of common  stock that the corporation  shall be authorized to issue is I ,000,000 at $0.00001 par value.

ARTICLE TV.

The purpose of the corporation is to engage  i n any lawful act or activity  for which corporations may be organized under the General  Corporation Law ofDelaware.

ARTICLEV.

The name and mailing address  of the incorporator  is Marsha Siha at l7350 State Hwy 249
#220, Houston TX 77064.

ARTICLE VI.

The name and address of each initial director  of the corporation  is: RICK WHITAKER- 4425 Ravenwood  Ave, Sacramento, CA 95821
JEFFREY  CHRISTOPH- 461 N Thomas  St Apt 303, Arlington,  VA 22203

MICHEL VACHON- 3 Dairy Field Court, Rockville, MD 20852
I, the Undersigned, for the purpose of fom1ing a corporation  tmder the laws of the State of Delaware,  do make,  tile and record this Certificate, and do certify that the facts herein stated are true, and Ihave accordingly hereunto set my hand and executed  this Certificate of Incorporation on the date below.
Dated: Aptilllth,  2016

J iA iv J J
Marsha Siha, Incorporator

State of Delaware Secretal of State Division of Corporations
Delivered  01:39 P l04i1112016
fiLED 01:39 I'I 0411112016
SR 20162207503   File number 6013371

     STATE OF DELAWARE CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The  corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of
VIVA CONSULTING GROUP INC.

resolutions   were  duly  adopted   setting   forth   a  proposed   amendment   of  the Certificate of   Incorporation   of  said  corporation,  declaring  said  amendment  to be advisable and calling a meeting of the stockholders of said corporation for consideration  thereof.    The  resolution  setting  forth  the  proposed  amendment  is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "  III

amended, said Article shall be and read as follows:

so that, as

The total number of shares of common stock that the corporation shall be authorized to issue is 75,000,000 at $0.00001 par value.

SECOND:   That  thereafter,  pursuant  to  resolution  of  its Board  of Directors,  a special meeting of the stockholders  of said corporation  was duly called and held upon  notice in accordance  with Section  222 of the General  Corporation  Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That  said  amendment   was  duly  adopted   in  accordance   with  the
provisions of Section 242 of the General Corporation Law of the State of
Delaware.

IN WITNESS WHEREOF, said  corporation  has  caused  this  certificate  to  be

st.gned thI.S

6th  day of June

, 20  16 .

By:
rAuthorized Officer
Title: Chief Executive Officer

Name: Jeffrey D Christoph
Print or Type

STATE of Delaware STATEMENT of the INCORPORATOR  A STOCK/PROFIT CORPORATION

The undersigned, the Incorporator of VIVA CONSULTING GROUP INC. , who signed and filed its Articles of Incorporation (or similar organizing document) with the Delaware Secretary of State (or other appropriate state office), appoints the following individuals to serve as directors of the corporation, who shall serve as directors until the first meeting of shareholders for the election of directors and until their successors are elected and agree to serve on the board:

Name and address of each initial director:

RICK WHITAKER
4425 RAVENWOOD AVE SACRAMENTO, CA 95821

JEFFREY CHRISTOPH
461 N THOMAS ST APT 303
ARLINGTON, VA 22203

MICHEL VACHON
3 DAIRY FIELD COURT ROCKVILLE, MD 20852

Dated: April 13th, 2016

Marsha Siha, Incorporator